EXHIBIT 12

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CALCULATION OF RATIOS OF EARNINGS TO
   FIXED CHARGES-CONSOLIDATED

                                                                             Years Ended December 31,
                                                       ---------------------------------------------------------------------
                                                          1996              1995      1994           1993          1992
                                                          ----              ----      ----           ----          ----

                                                                             ($ In thousands)
Excluding Interest on Deposits
Fixed Charges:
   Interest on long-term debt and short-term
      borrowings                                      $  588,693      $  489,697    $   499,065   $   467,841   $   513,322
    One-third of rent expense                             14,495          13,651         14,412        10,859        10,252
                                                     ------------    ------------   ------------  ------------  ------------

       Total fixed charges                            $  603,188      $  503,348    $   513,477    $  478,700   $   523,574
                                                     ============    ============   ============  ============  ============


Earnings:
   Income before income taxes                         $  590,546      $  398,115     $  492,366    $  451,358   $   347,269
   Fixed charges                                         603,188         503,348        513,477       478,700       523,574
                                                     ------------    ------------   ------------  ------------  ------------

        Total earnings                                $1,193,734      $  901,463     $1,005,843    $  930,058   $   870,843
                                                     ============    ============   ============  ============  ============

Ratio of earnings to fixed charges excluding
   interest on deposits                                     1.98x           1.79x          1.96x         1.94x         1.66x

Including Interest on Deposits
Fixed Charges:
   Interest on long-term debt, short-term
      borrowings and deposits                         $1,870,898      $1,627,772     $1,326,855    $1,157,075    $1,318,228
   One-third of rent expense                              14,495          13,651         14,412        10,859        10,252
                                                     ------------    ------------   ------------  ------------  ------------

       Total fixed charges                            $1,885,393      $1,641,423     $1,341,267    $1,167,934    $1,328,480
                                                     ============    ============   ============  ============  ============

Earnings:
   Income before income taxes                         $  590,546      $  398,115     $  492,366    $  451,358    $  347,269
   Fixed charges                                       1,885,393       1,641,423      1,341,267     1,167,934     1,328,480
                                                     ------------    ------------   ------------  ------------  ------------

      Total earnings                                  $2,475,939      $2,039,538     $1,833,633    $1,619,292    $1,675,749
                                                     ============    ============   ============  ============  ============

Ratio of earnings to fixed charges including
   interest on deposits                                     1.31x           1.24x          1.37x         1.39x         1.26x

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

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